UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 15, 2009
Cinemark Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 15, 2009, Cinemark, Inc., our wholly-owned subsidiary (“Cinemark Inc.”), launched an offer to purchase for cash any and all of its
9 3/4% Senior Discount Notes (“Notes”) due 2014 (the “Tender Offer”). In connection with the Tender Offer, Cinemark Inc. is soliciting consents for certain proposed amendments to the indenture governing the Notes (the “Consent Solicitation”). The press release announcing the commencement of the Tender Offer and Consent Solicitation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
We are furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On June 15, 2009, we issued a press release announcing that Cinemark USA, Inc., our indirect wholly-owned subsidiary, plans to commence a private offering (the “Note Offering”) of $470 million aggregate principal amount of senior notes due 2019 to eligible purchasers.  The press release announcing the commencement of the Note Offering is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated June 15, 2009.

99.2	Press Release dated June 15, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier Name: Michael D. Cavalier
Title: Senior Vice President — General Counsel
Date: June 15, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated June 15, 2009.

99.2	Press Release dated June 15, 2009.

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